Exhibit 10.9.1

Execution Copy

SCA - GMSL (1)

DATED THE 21st DAY OF MARCH 2012

INTERNATIONAL CABLESHIP PTE LTD

GLOBAL MARINE SYSTEMS LIMITED

SUPPLEMENTAL CHARTER AGREEMENT

CONTENTS

CLAUSE		PAGE

1.	DEFINITIONS AND INTERPRETATION	1

2.	AMENDMENTS TO THE CHARTER AGREEMENT	2

3.	CONTINUING EFFECT OF THE CHARTER AGREEMENT	4

4.	GENERAL PROVISIONS	4

5.	COSTS	5

6.	REMEDIES CUMULATIVE	5

7.	NO WAIVER	5

8.	SEVERANCE	5

9.	AMENDMENTS	5

10.	CONFIDENTIALITY	5

11.	FURTHER ASSURANCE	6

12.	COUNTERPARTS	6

13.	SUCCESSORS AND PERSONAL REPRESENTATIVES	6

14.	ASSIGNMENT	6

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT	6

16.	GOVERNING LAW AND JURISDICTION	6

ANNEX A		1

THIS SUPPLEMENTAL CHARTER AGREEMENT is made on 21st MARCH 2012

BETWEEN:

(1)	INTERNATIONAL CABLESHIP PTE LTD (Registration No. 199105577G), a company incorporated in Singapore and having its registered office at 375 Tanjong Katong Road, Katong Cable Station, 2nd Floor, Singapore 437132 (Owner); and

(2)	GLOBAL MARINE SYSTEMS LIMITED (Company No. 1708481), a company incorporated under the laws of England and Wales and having a registered office at New Saxon House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex CM2 5PD, United Kingdom (Charterer),

(hereinafter collectively referred to as the Parties and each a Party).

WHEREAS:

(A)	Pursuant to the joint venture agreement dated 15 November 1991 entered into between the Singapore Telecommunications Limited (SingTel) (formerly known as Telecommunication Authority of Singapore), ASEAN Cableship Private Limited (ACPL) and the Charterer (formerly known as Cable and Wireless (Marine) Limited), as amended or modified from time to time (Joint Venture Agreement), the Owner was incorporated as a joint venture holding company in Singapore for the purposes of purchasing two maintenance-cum-laying cableships and following such purchase, to thereafter charter by demise a cableship to the Charterer.

(B) Pursuant to the bareboat charter agreement dated 24 September 1992 entered into between the Owner and the Charterer, as amended or modified from time to time (Charter Agreement), the Owner has agreed to provide the Charterer with a vessel, the CS Cable Retriever (GMSL Vessel), at an annual Hire Fee (as defined therein) payable in four equal quarterly instalments.

(C) The Parties have agreed to (i) certain amendments to the Charter Agreement as set out in this Supplemental Charter Agreement and (ii) certain amendments to the Joint Venture Agreement as set out in a supplemental Joint Venture Agreement (Supplemental Joint Venture Agreement) to be entered into at or about the same time as this Supplemental Charter Agreement.

(D) The Parties have agreed to enter into this Supplemental Charter Agreement to amend the Charter Agreement on the terms and subject to the conditions contained in this Supplemental Charter Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1 In this Supplemental Charter Agreement, unless the subject or context otherwise requires, the words and phrases used herein shall have the same meaning ascribed to them in the Charter Agreement and the Supplemental Joint Venture Agreement.

2.	AMENDMENTS TO THE CHARTER AGREEMENT

2.1 In consideration of the foregoing and the mutual covenants set forth in this Supplemental Charter Agreement, the Parties agree to amend the Charter Agreement in accordance with the terms of this Supplemental Charter Agreement.

2.2	Clause 1 of the Charter Agreement is hereby amended by the insertion of new definitions as follows:-

Business Day means a day (excluding Saturdays, Sundays and public holidays) on which banks generally are open in Singapore for the transaction of normal banking business;

Effective Date means the date of this Supplemental Charter Agreement; and

Master Agreement means the master agreement between SingTel, ACPL, GMSL and the Company dated

2.3	Clause 29(b) of the Charter Agreement is hereby deleted and replaced with a new Clause 29(b) as follows,

29(b) Unless otherwise agreed by the parties, the Charterer shall pay the foregoing Hire Fees for each calendar year (1st January to 31st December), in four equal quarterly instalments, the quarters beginning on the first days of January, April, July, October, payment being due sixty days after the start of the quarter to which the instalment applies. If the Vessel is chartered for only part of the calendar year, then the Charterer shall pay a proportion of the annual Hire Fees equal to the proportion of the year the Vessel is chartered. The Owners shall be entitled to charge interest on all payments not received by the due date at a rate of 3% above the lending rate of the Development Bank of Singapore Limited from the date the payment became due until payment is received.

2.4	Clause 34 of the Charter Agreement is hereby amended by the insertion of Clause 34A as follows:

34A The Owner shall have the option, without prejudice to any other right or remedy available to it at law or in equity against the Charterer under this Charter Agreement, to terminate this Charter Agreement and withdraw the GMSL Vessel from service at anytime during the period of this Charter Agreement if any of the Triggering Events set out in Clause 13A.1 of the Supplemental Joint Venture Agreement in relation to the Charterer occurs and if capable of remedy is not remedied before the Cure Date (as defined in the Supplemental Joint Venture Agreement) and no conduct of the Owner or their representatives shall constitute any waiver of the Owner’s rights under this clause.

2.5	Clause 34 of the Charter Agreement is hereby amended by the insertion of Clause 34B as follows:

34B On termination of this Charter Agreement, the following shall apply without prejudice to any other right or remedy available to the Owner at law or in equity against the Charterer under this Charter Agreement:

(a)	all outstanding Hire Fees, together with accrued interest, and all other amounts accrued or outstanding under this Charter Agreement shall become immediately due and payable; and

(b)	the Charterer shall redeliver the GMSL Vessel to the Owner in the prescribed state and condition pursuant to clause 14 of the Charter Agreement.

2.6	Clause 36 of the Charter Agreement is hereby deleted and replaced with a new Clause 36 as follows:

Clause 36—Notices

36(a)	Any notice or other communication to be given by one Party to the other under, or in connection with, this Charter Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be served by sending it by fax to the number set out in Clause 36(b) or delivering it by hand or sending it by pre-paid post, to the address set out in Clause 36(b), and in each case marked for the attention of the relevant Party set out in Clause 36(b) (or as otherwise notified from time to time in accordance with the provisions of this Clause 36). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(i)	in the case of delivery by hand, when delivered;

(ii)	in the case of fax, at the time of transmission;

(iii)	in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail),

provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

36(b)	The addresses and fax numbers of the Parties for the purpose of Clause 36(a) are as follows:

The Owner:	INTERNATIONAL CABLESHIP PTE LTD
375 Tanjong Katong Road Katong Cable Station 2nd Floor Singapore 437132

Fax: +65 67385549
For the attention of: Mr. Ang Joon Ping Joshua

The Charterer:	GLOBAL MARINE SYSTEMS LIMITED
New Saxon House 1 Winsford Way Boreham Interchange Chelmsford, Essex CM2 5PD United Kingdom

Fax: +65 68419157
For the attention of: Mr. Ian Douglas

36(c)	A Party may notify the other Party to this Charter Agreement of a change to its name, relevant addressee, address or fax number for the purposes of Clause 36, provided that, such notice shall only be effective on:

(i)	the date specified in the notice as the date on which the change is to take place; or

(ii)	if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

36(d)	In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

2.7	The Charter Agreement is hereby amended by the insertion of a new Clause 37 as follows:

Clause 37—Law & Jurisdiction

37	This Charter Agreement shall be governed by and construed in accordance with the law of Singapore both as to substance and as to procedure. However, any dispute arising hereunder shall be referred to the Courts of either England or the Republic of Singapore at the option of the party commencing legal proceedings. The Parties shall continue to fulfill all their respective obligations under this Charter Agreement pending the final decision of the Court.

2.8 Schedule 1 of the Charter Agreement is hereby deleted and replaced with a new Schedule 1 as set out in Annex A hereto.

2.9 Subject to the terms and conditions in the Master Agreement, the amendments set out in Clause 2 of this Agreement shall take effect from the Effective Date.

3.	CONTINUING EFFECT OF THE CHARTER AGREEMENT

3.1 Save only as amended or superseded by this Supplemental Charter Agreement, all the provisions of the Charter Agreement and all other instruments and agreements executed thereunder signed by any party hereto shall continue in full force and effect.

3.2 This Supplemental Charter Agreement shall be construed as one with the Charter Agreement. Accordingly, the terms “Charterparty” and “Charter” referred to in the Charter Agreement and all other instruments and agreements executed thereunder or pursuant thereto shall for all purposes refer to the Charter Agreement incorporating and as amended by this Supplemental Charter Agreement.

4.	GENERAL PROVISIONS

In the event of any inconsistency between any of the provisions of this Supplemental Charter Agreement and the provisions of the Charter Agreement, the provisions of this Supplemental Charter Agreement shall prevail.

5.	COSTS

Unless otherwise provided in this Supplemental Charter Agreement, each of the Parties shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Supplemental Charter Agreement.

6.	REMEDIES CUMULATIVE

The rights of the parties under this Supplemental Charter Agreement are cumulative and do not exclude or restrict any other rights (except as otherwise provided in this Supplemental Charter Agreement).

7.	NO WAIVER

No failure or delay by a party to exercise any right under this Supplemental Charter Agreement or otherwise will operate as a waiver of that right or any other right nor will any single or partial exercise of any such right preclude any other or further exercise of that right or the exercise of any other right.

8.	SEVERANCE

If any provision of this Supplemental Charter Agreement is not or ceases to be legal, valid, binding and enforceable under the law of any jurisdiction, neither the legality, validity, binding effect or enforceability of the remaining provisions under that law nor the legality, validity, binding effect or enforceability of that provision under the law of any other jurisdiction shall be affected.

9.	AMENDMENTS

This Supplemental Charter Agreement shall not be altered, changed, supplemented, or amended except by written instruments signed by the parties.

10.	CONFIDENTIALITY

10.1 Each of the parties shall keep confidential any information received or obtained in connection with this Supplemental Charter Agreement (or any agreement entered into pursuant to this Supplemental Charter Agreement) which relates to:

(a)	the contents of this Supplemental Charter Agreement, and any other agreement entered into pursuant to this Supplemental Charter Agreement; and

(b)	the discussions relating to this Supplemental Charter Agreement, and any other agreement entered into pursuant to this Supplemental Charter Agreement.

10.2	Clause 10.1 does not apply to information:

(a)	which at the time of supply is already in the public domain;

(b)	which subsequently comes into the public domain, other than through breach of the terms of this Clause 10;

(c)	which is already in the lawful possession of the party or its officers, employees, or representatives (as evidenced by written records);

(d)	which subsequently comes into the lawful possession of the party or its officers, employees, or representatives from a third party who is not in breach of any duty of confidence with regard to the information;

(e)	which is required to be disclosed by law, or by any stock exchange or governmental or regulatory authority having jurisdiction over the disclosing party, as long as the disclosing party consults the other party first (where reasonably practicable) on the proposed form, timing, nature and purpose of the disclosure;

(f)	which has been independently developed by the recipient otherwise than in the course of that party’s rights under this Supplemental Charter Agreement or the implementation of this Supplemental Charter Agreement;

(g)	which, in order to perform its obligations under or pursuant to this Supplemental Charter Agreement, either party is required to disclose to a third party.

11.	FURTHER ASSURANCE

Each party agrees, at its own expense, on the request of the other party, to do everything reasonably necessary to give effect to this Supplemental Charter Agreement and the transactions contemplated by it (including the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

12.	COUNTERPARTS

This Supplemental Charter Agreement may be executed in one or more counterparts (which may be delivered by way of facsimile, mail or electronic PDF copies), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13.	SUCCESSORS AND PERSONAL REPRESENTATIVES

This Supplemental Charter Agreement is binding on the successors of each party and, where applicable, the personal representatives of a party.

14.	ASSIGNMENT

No party may assign any of the rights or obligations of that party under this Supplemental Charter Agreement without the prior written consent of the other party (such consent not to be unreasonably conditioned, withheld or delayed).

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not a party to this Supplemental Joint Venture Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce any of its terms.

16.	GOVERNING LAW AND JURISDICTION

Clause 37 of the Charter Agreement (as set out above) shall similarly be applicable to this Supplemental Charter Agreement.

IN WITNESS WHEREOF this Agreement has been signed on behalf of the Parties on the date stated at the beginning of the document.

The Parties

SIGNED By	)
MR. Apichet Chulakasien	)
for and on behalf of	)
INTERNATIONAL CABLESHIP PTE LTD	)
in the presence of:	)
Ang Joon Ping Joshua	)

SIGNED By	)

Vernon John Walters	)
for and on behalf of	)
GLOBAL MARINE SYSTEMS LIMITED	)
in the presence of:	)
Gillian Guan	)

ANNEX A

Schedule 1

Demise Charterparty

ICPL HIRE FEE (GMSL)

Period	ICPL Hire Fee
S$’000
1 Apr 1997 - 31 Mar 1998	14,884
1 Apr 1998 - 31 Mar 1999	15,479
1 Apr 1999 - 31 Mar 2000	16,098
1 Apr 2000 - 31 Mar 2001	16,742
1 Apr 2001 - 31 Mar 2002	17,412
1 Apr 2002 - 31 Mar 2003	18,108
1 Apr 2003 - 31 Mar 2004	18,832
1 Apr 2004 - 31 Mar 2005	19,489
1 Apr 2005 - 31 Mar 2006	19,489
1 Apr 2006 - 31 Mar 2007	19,489
1 Apr 2007 - 31 Mar 2008	19,489
1 Apr 2008 - 31 Mar 2009	19,489
1 Apr 2009 - 31 Mar 2010	19,489
1 Apr 2010 - 31 Mar 2011	19,489
1 Apr 2011 - 31 Mar 2012	19,489
1 Apr 2011 - 31 Mar 2012	25,000 (see Note 1)
1 Apr 2012 - 31 Dec 2012	14,617
1 Jan 2013 - 31 Dec 2013	5,000
1 Jan 2014 - 31 Dec 2014	5,000
1 Jan 2015 - 31 Dec 2015	5,000
1 Jan 2016 - 31 Dec 2016	5,000
1 Jan 2017 - 31 Dec 2017	5,000
1 Jan 2018 - 31 Dec 2018	10,000
1 Jan 2019 - 31 Dec 2019	10,000
1 Jan 2020 - 31 Dec 2020	10,000
1 Jan 2021 - 31 Dec 2021	10,000
1 Jan 2022 - 31 Dec 2022	10,000
1 Jan 2023 - 31 Mar 2023	2,500

Note 1: In addition to S$19,489,000 payable in FY2011/12.